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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /     Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       AMPAL-American Israel Corporation
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                (Name of Registrant as Specified in its Charter)

                     [INSERT NAME OF FILER WHEN APPLICABLE]
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
     22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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(4) Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------

(5) Total fee paid:
- --------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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(2) Form, Schedule or Registration Statement No.:
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(3) Filing Party:
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(4) Date Filed:
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                       AMPAL-AMERICAN ISRAEL CORPORATION
                          1177 Avenue of the Americas
                           New York, New York  10036

                           -------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 6, 1995

                           -------------------------

To the Shareholders:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of the Class A Stock and Common Stock of Ampal-American Israel Corporation (the "Company" or "Ampal") will be held at the offices of Bank Hapoalim B.M., 1177 Avenue of the Americas, 14th Floor, New York, New York 10036, on Thursday, July 6, 1995, at 9:00 a.m. local time, to consider and act upon the following matters:

   1. The election of a Board of Directors for the ensuing year, 3 of whom will be Class A directors, elected solely by the holders of the Class A Stock, and 8 of whom will be Common/Class A directors, elected by the holders of the Class A Stock and Common Stock, to serve until their successors shall be elected and qualified; and

   2. The transaction of such other business as may properly come before said meeting or any adjournment thereof.

   Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

   The close of business on May 30, 1995, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.


   Please vote, date, sign and mail the enclosed Proxy in the return envelope. You will need no postage if you mail it in the United States. A prompt response will be helpful and appreciated.

                                    By Order of the Board of Directors,




                                           MICHAEL K. MARKS
                                               Secretary

New York, New York
June 1, 1995



Regardless of whether you expect to be present at the Annual Meeting, please complete, date, sign and mail the enclosed proxy card for the shares held by you. An addressed envelope is enclosed for your convenience.
            No postage is required if mailed in the United States.




                       AMPAL-AMERICAN ISRAEL CORPORATION

                           -------------------------
                                PROXY STATEMENT
                                      for
                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 6, 1995
                           -------------------------

   This Proxy Statement is furnished to the holders of Class A Stock of Ampal-American Israel Corporation (the "Company" or "Ampal") in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on July 6, 1995, for the purposes set forth in the accompanying Notice of Annual Meeting. The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the proxies is to be borne by the Company. The Company will also reimburse brokers who are holders of record of shares of the Company for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them. The approximate mailing date of this Proxy Statement is June 1, 1995.

   The accompanying proxy is being solicited by the Board of Directors of the Company and, if properly executed by a shareholder entitled to vote, the shares represented by the proxies received will be voted at the Annual Meeting. A proxy may be revoked at any time before its exercise. A shareholder may revoke his proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attendance at the annual meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

   The close of business on May 30, 1995 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date, the Company had outstanding 20,840,714 shares of Class A Stock. Each share of Class A Stock outstanding on the record date will be entitled to one vote on all matters to come before the Meeting. As of the record date, the Company had outstanding 3,000,000 shares of Common Stock. The holder of the Common Stock of the Company will also be eligible to vote at the Meeting. Other than in the election of Class A directors, where only the holders of the Class A Stock, voting as a separate class, are entitled to vote, the holder of the Common Stock, voting as a separate class, is entitled to cast as many votes as shall equal the aggregate number of votes to which all holders of Class A Stock attending the meeting in person or by proxy shall be entitled, but in no event more than ten votes per share of Common Stock. The shares of Common Stock and Class A Stock do not have cumulative voting rights, which means that any holder of more than 50% of the Common Stock can, if such person owns at least one share of Class A Stock, elect all of the Common/Class A directors if that person chooses to do so. Accordingly, since Bank Hapoalim B.M., the Company's parent ("Hapoalim"), is the holder of 100% of the outstanding Common Stock of the Company and approximately 48.5% of the Class A Stock, it can cause the election of all of the directors of the Company other than the Class A Directors and can determine the outcome of other matters requiring a majority vote, if it chooses to do so, and will likely be able to cause the election of all of the Class A Directors.

Hapoalim has advised the Company that it intends to vote in favor of the nominees named herein as directors.

   Under the law of New York, Ampal's state of incorporation, "votes cast" at a meeting of stockholders by the holders of shares entitled to vote are determinative of the outcome of the election of directors. Abstentions and broker non-votes will not be considered "votes cast" based on Ampal's understanding of state law requirements and Ampal's Certificate of Incorporation and By-laws.

   A copy of the Annual Report to the Shareholders for the year 1994 containing financial statements of the Company is being mailed to you together with this Proxy Statement.
                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

   The Company's By-Laws provide that the entire Board shall be constituted of not less than 3 nor more than 29 persons, with the actual number serving set by the Board of Directors or the shareholders. The Board has set the number of directors at 11. Pursuant to the terms of the Company's Certificate of Incorporation, as amended, the holders of the Class A Stock have the right to elect 25% of the Board of Directors, with the remaining directors to be elected by both the holders of the Common Stock and Class A Stock. Proxies of the holders of Class A Stock, unless otherwise specified, will be voted for the election of the 3 Class A nominees named below, constituting more than 25% of the Board of Directors, and the 8 Common/Class A nominees named below, each to hold office for the term of one year and until his or her successor shall be elected and qualified. In case any nominee should become unavailable for election to the Board of Directors for any reason, which is presently neither known nor contemplated, the persons named in the proxy will have discretionary authority in that instance to vote the proxies for a substitute. Proxies cannot be voted for a greater number of persons than the number of nominees set forth herein.

   All nominees are members of the present Board of Directors of the Company. Directors of Ampal who are not employees of the Company or of its parent company receive $500 per board meeting attended. Such persons also receive $500 for attendance at meetings of committees of the Board of Directors, provided that such meetings are held on separate days and a day other than the day of a regularly scheduled board meeting.

   The following is a description of the nominees, their ages, their principal occupations for the past five years and their tenure on the Board of Directors. An explanation of the symbols following the names of the nominees appears at the conclusion of this list.

CLASS A DIRECTORS
   HARRY B. HENSHEL, # 76, has been Chairman of the Board of Bulova Corporation since 1974. He has also served as Chairman of the Chief Executives Council of Omega Group since 1990 and as a Director of the Ponce Hotel Corporation for more than 20 years and the Universal Holdings Corp. since 1993. He has been a member of the advisory Board of the New York State Business Partnership for more than 5 years and a Trustee of the New York Backstretch Employees Pension Trust for more than 10 years. He served on the Board of Directors of Ampal Industries, Inc. from 1982 until 1990. He became a director of Ampal in 1993.

   HERBERT KRONISH, 68, has been a Senior Partner of Kronish, Lieb, Weiner & Hellman LLP and its predecessor partnerships ("KLWH") since 1958. KLWH has been legal counsel to Ampal since 1982. He became a director of Ampal in September 1994.

   EVELYN SOMMER, + # 56, has been President of Women's International Zionist Organization-USA, and a representative of Women's International Zionist Organization to the United Nations for more than five years, and has been Chairman, American Section of the World Jewish Congress since December 1990. She became a director of Ampal in 1982.

COMMON/CLASS A DIRECTORS

   ARIE ABEND, 58 # *, has been a Joint Managing Director of Hapoalim since February 1994 and Regional Manager, Western Hemisphere of Hapoalim since August 1994. From 1986 until February 1994, he was a Senior Deputy Managing Director of Hapoalim. From 1984 until 1985, in 1991 and since September 1994, he has served as a director of Ampal.

   MICHAEL ARNON, ++ 70, was Chairman of the Board of Directors of Ampal from November 1990 to July 1994. From July 1986 until November 1990, he was President and Chief Executive Officer of Ampal. From March 1983 until April 1990 he also served as a director of Israel Continental Bank Ltd., a partially-owned subsidiary of Hapoalim, where he had been an Alternative Chairman of the Board until 1987. He became a director of Ampal in 1986.

   STANLEY I. BATKIN, ++ + 80, served on the Board of Directors of Ampal Industries, Inc. from 1983 until 1990, and was a member of its Executive Committee from 1986 until 1990. He became a director of Ampal in 1991.

   YAACOV ELINAV, ++ o 50, has been a Member of the Board of Management of Hapoalim since October 1991 and a Senior Deputy Managing Director of Hapoalim since August 1992. From October 1991 to August 1992, he was a Deputy Managing Director of Hapoalim. From October 1988 to October 1991 he was head of the Corporate Division of Hapoalim. He became a director of Ampal in 1992.

   IRWIN HOCHBERG, 66, has been a Senior Partner and President of Bloom Hochberg & Co., P.C., CPA's, at which he provides professional and consulting services to investment banking firms, for more than five years. He also serves as a director of Transmedia Network, Inc. He became a director of Ampal in September 1994.

   LAWRENCE LEFKOWITZ, ++ 57, has been President and Chief Executive Officer of Ampal since November 1990. From 1977 until then, he was Vice President-Legal and Secretary of Ampal. In August 1990 he also became Counsel to Hapoalim in charge of the Legal Department for the United States Branches. He became a director of Ampal in 1990.

   SHIMON RAVID, o 58, has been a Joint Managing Director of Hapoalim since February 1994. From October 1989 until February 1994, he was a Senior Deputy Managing Director of Hapoalim. From February 1988 until June 1989 he was Chief Financial and Operating Officer of Koor Industries Ltd. He became a director of Ampal in 1990.

   SHLOMO RECHT, ++ 53, has been Chairman of the Board of Directors of Ampal since July 1994. From March 1994 until July 1994, he was Vice Chairman of the Board of Directors of Ampal. From April 1990 until March 1994, he was Managing Director of Poalim Capital Markets and Investments Ltd. From October 1988 until March 1990, he was Assistant Managing Director of Hapoalim. From 1988 until 1989, and since March 1994, he has served as a director of Ampal.


   The symbols described below, which follow the names of some of the foregoing nominees, designate committee membership or committee attendance:

++ Member of the Executive Committee of the Board of Directors which meets as necessary between regularly scheduled Board of Directors meetings and,

   consistent with certain statutory limitations, exercises all the authority of the Board of Directors.

# Member of the Audit Committee of the Board of Directors which reviews functions of the outside auditors, auditors' fees, and related matters.

+ Member of the Related Party Transactions Committee of the Board of Directors which reviews and passes upon the fairness of business transactions between the Company and Hapoalim or other related parties.

o Members of the Stock Option Committee of the Board of Directors which administers the Company's 1993 Stock Option Plan.

 * The Board of Directors met 5 times, the Executive Committee met 2 times, the Audit Committee met 2 times, the Related Party Transactions Committee met 2 times and the Stock Option Committee met 1 time during 1994. An asterisk (*) denotes that such individual attended fewer than 75% of the aggregate of (1) the total number of Board of Directors meetings held during the period in 1994 for which such individual was a director and (2) the total number of meetings held by all committees of the Board of Directors on which such individual served in 1994 (during the period of such service).


                             EXECUTIVE OFFICERS

   Executive officers are elected annually by the Board of Directors of Ampal. The following is a description of the executive officers who are not nominees, their ages, their positions and offices with Ampal or its subsidiaries and their principal occupations and employment during the past five years.

   ALLA KANTER, 37, has been Controller of Ampal since August 1990. From January 1986 to August 1990, she served as Assistant Controller of Ampal.

   MIRI LENT, 38, has been Assistant Vice President-Israel Operations of Ampal since July 1988 and has been employed by Ampal (Israel) Ltd. for more than five years.

   MICHAEL K. MARKS, 31, has been Secretary of Ampal since December 1992 and has been employed by Ampal since August 1992. From January 1992 until July 1992, he was an attorney for the law firm of Weitz and Luxenberg, P.C. From August 1988 until May 1991, he attended Emory University School of Law.

   MOSHE MOR, 59, has been Vice President-Israel Operations of Ampal for more than five years.

   ALAN L. SCHAFFER, 52, has been Vice President-Finance and Treasurer since August 1990. From December 1988 until then, he was Vice President-Accounting and Controller of Ampal.


                      EXECUTIVE COMPENSATION

   The table below presents information regarding remuneration paid or accrued for services to Ampal and its subsidiaries by the executive officers named below during the three fiscal years ended December 31, 1994.

                   SUMMARY COMPENSATION TABLE

    Name and Principal                       Other Annual     All Other
        Position           Year   Salary(1)  Compensation     Compensation
- ----------------------     ----   ------     ------------     ------------

Lawrence Lefkowitz(2)      1994   $204,351     $8,710         $24,619(3)
 (President and            1993    193,351      8,141          22,862(4)
  Chief Executive Officer) 1992    191,961      6,382          21,856(4)

Alan L. Schaffer           1994    136,750                     14,413(4)
 (Vice President-Finance   1993    130,000                     13,839(4)
   and Treasurer)          1992    127,212                     13,277(4)

Moshe Mor                  1994    120,377                     15,930(5)
 (Vice President-Israel    1993    130,213                     12,981(5)
   Operations)             1992     92,763                     11,713(5)


(1) There were 26 pay periods in each of 1994 and 1993 and 27 pay periods in 1992.

(2) Services of Mr. Lefkowitz are shared by Ampal and Hapoalim and Hapoalim reimburses Ampal $100,000 per year under an arrangement begun in August 1990. Mr. Lefkowitz is employed pursuant to an employment agreement expiring September 12, 1997, renewable thereafter automatically for successive one-year terms unless one year's prior notice is given, providing for the payment of salary which shall not be less than the salary paid to him in 1992 and which salary is subject to annual review.

(3) Comprised of Ampal's contribution pursuant to: (i) Ampal's Pension Plan of $15,596; (ii) Ampal's Supplementary Executive Retirement Plan of $8,523 and
(iii) Ampal's Savings Plan of $500.

(4) Comprised of Ampal's contribution pursuant to Ampal's Savings Plan of $500 per year and the remainder pursuant to Ampal's Pension Plan, described below.

(5) Comprised of Ampal (Israel) Ltd.'s contribution to a pension plan on behalf of Mr. Mor.
Stock Options

The following table sets forth information regarding the grant of stock options during 1994 under Ampal's 1993 Stock Option Plan (the "1993 Plan") to each of the executive officers named in the Summary Compensation Table:

OPTIONS GRANTS IN 1994

                INDIVIDUAL GRANTS

                       Number of                                       Market                       Potential Realizable Value
                       Shares of        % of Total                     Price                         at Assumed Annual Rates
                       Class A Stock    Options                        on the                       of Stock Price Appreciation
                       Underlying       Granted to      Exercise      Date of                          for Stock Option Term
                       Options          Employees        Price         Grant       Expiration              (in $)(2)
Name                   Granted(1)       in 1994        ($/Share)     ($/Share)        Date          0%         5%        10%
- ----                   -------------    ---------      ---------     ---------     ----------       ---------------------------

Lawrence Lefkowitz     16,000           15.3%           10.91        12.125        1/24/99          19,440   72,960   137,920

Moshe Mor              15,150           14.4%           10.91        12.125        1/24/99          18,407   69,084   130,593

Alan L. Schaffer       13,000           12.4%           10.91        12.125        1/24/99          15,795   59,280   112,060


(1) Generally, the 1993 Plan prohibits the exercise of these options prior to January 25, 1996. However, options granted to directors of Ampal who are not also employees of Ampal were exercisable immediately upon grant, which occurred on January 25, 1994, subject to shareholder approval which was obtained on September 22, 1994.

(2) These presumed potential values are mathematically derived from certain prescribed rates of stock appreciation over the price of the stock on the date of grant of the option. The actual value of these option grants is dependent on the future performance of Ampal's Class A Stock. There is no assurance that the values reflected in this table will be achieved.

FISCAL YEAR-END OPTION VALUES(1)

                           Number of
                           Securities
                           Underlying               Value of Unexercised
                           Unexercised              In-the-Money Options
                           Options at               at Fiscal-Year End
Name                       Fiscal Year-End                   ($)
- ----                --------------------------  --------------------------
                    Exercisable  Unexercisable  Exercisable  Unexercisable
                    -----------  -------------  -----------  -------------
Lawrence Lefkowitz       0          16,000           0             0
Moshe Mor                0          15,150           0             0

Alan L. Schaffer         0          13,000           0             0

(1) No options were exercised by any named executive officer during 1994.

Other Benefits

   Ampal maintains a money purchase pension plan for its eligible employees ("Pension Plan"). Eligible employees are all full-time employees of Ampal except non-resident aliens, night shift employees and employees represented by a collectively bargained unit. In 1990, the Pension Plan was amended so that Ampal's annual contribution was equal to 7% of each employee's compensation plus 5.4% of the employee's compensation in excess of the Social Security taxable wage base for that year. In 1994, the Pension Plan was amended so that Ampal's contribution is equal to 7% of each employee's compensation plus 5.7% of the compensation in excess of the Social Security taxable wage base for that year.

   Employees become vested in amounts contributed by Ampal depending on the number of years of service worked, as provided in the following table:

                                         Vested
           Years of Service            Percentage:
           ----------------            -----------
           less than 2 years                0%
           2 but less than 3 years         20%
           3 but less than 4 years         40%
           4 but less than 5 years         60%
           5 but less than 6 years         80%
           6 or more years                100%

   Benefits under the Pension Plan are paid in a lump sum, in an annuity form or in installments.

   Ampal maintains a Savings Plan for its eligible employees pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Eligible employees are all employees of Ampal except non-resident aliens, night-shift employees and employees represented by a collective bargaining unit. Participation by employees in the Savings Plan is voluntary. Participating employees may direct that a specific percentage of their annual compensation (up to 15%) be contributed to a self-directed 401(k) savings account. The amount which any employee could contribute to his or her 401(k) savings account in 1994 was limited under the Code to $9,240. For each plan year, Ampal matches 50% of each employee's contribution up to a maximum matching contribution of $500 for each participant. Participating employees are 100% vested at all times in the account balances maintained in their 401(k) savings account. Benefits under the Savings Plan are required to be paid in a single, lump-sum distribution.
Payment is usually made after termination of employment.

   In 1994, Ampal established a Supplementary Executive Retirement Plan ("SERP") for its eligible employees. Ampal's obligation under the SERP is to pay to affected employees the amount that would have been paid to them by the Pension Plan but for the operation of Section 401(a)(17) of the Internal Revenue Code of 1986.

            REPORT OF EXECUTIVE COMMITTEE ON EXECUTIVE COMPENSATION


The Executive Committee of the Board of Directors, whose current members are listed below, pursuant to authority delegated by the Board of Directors to create a policy related to executive compensation, determined that the Company's policy for 1994 regarding executive compensation reflects the following:

1. The assets of the Company are almost entirely located in Israel, where economic and political factors have a greater influence on the performance of the Company than is the case of businesses in the United States. Consequently, while performance of the Company is a factor in determining compensation, it is not the principal factor in determining compensation.

2. The performance of the Company to a large degree reflects the results of investee companies not controlled by the Company and these results should also not be a determining factor regarding compensation.

3. Executives should continue to be compensated on a basis which reflects their contributions to long-term strategic planning and management, as this has the most beneficial effect upon the enhancement of shareholder value.

4. Compensation of executives, which in 1994 included the grant of stock options should reflect factors which include: changes in the cost of living and performance of the Company to the extent the Committee believes it is unrelated to general economic conditions in Israel and the performance of investee companies.

   The compensation of Mr. Lefkowitz, the Company's President and Chief Executive Officer, for the last fiscal year, was determined based upon the terms of his employment agreement, the Executive Committee's application of the foregoing policies and subjective criteria, including its assessment of his performance and contribution in the short and long term.

                    Michael Arnon        Lawrence Lefkowitz
                    Stanley I. Batkin    Shlomo Recht
                    Yaacov Elinav


       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1994, members of the Executive Committee of the Board of Directors which functions as the compensation committee of the Company included: Mr. Arnon, then Chairman of the Board of the Company; Mr. Lefkowitz, President and Chief Executive Officer of the Company and Counsel to Hapoalim; Mr. Stanley I. Batkin; Mr. Yaacov Elinav, Senior Deputy Managing Director of Hapoalim; and Mr. Alexander Yuhjtman, then Executive Vice President, Regional Manager, Western Hemisphere of Hapoalim. For a description of business transactions between the Company and Hapoalim, see "Transactions With Related Parties."

PERFORMANCE GRAPH

  The following graph compares the percentage change in cumulative total return (change in the stock price plus reinvested dividends) of Ampal Class A Stock, the S&P Composite - 500 Index and a peer group index composed of American Israeli Paper Mills Limited (an Israeli industrial company), Etz Lavud Ltd. (an

Israeli industrial company), Israel Land Development Co., Ltd. (an Israeli real estate development company) and PEC Israel Economic Corporation (an American holding company that acquires interests in companies located in Israel or related to Israel) for the period December 29, 1989 through December 30, 1994.*

                         S&P 500     Peer Group       Ampal
                         -------     ----------       -----

           12/29/89      100.00        100.00         100.00
           12/31/90       93.02        112.75          86.67
           12/31/91      115.01        251.23         166.67
           12/31/92      123.29        464.08         286.67
           12/31/93      131.99        519.11         613.33
           12/30/94      129.96        477.86         353.33

* Assumes that the value of the investment in Ampal's Class A Stock and each index was $100 on December 29, 1989 and that all dividends were reinvested. Israel Land Development Co., Ltd. is included in the Peer Group for the period December 31, 1990 through December 30, 1994. Its shares began public trading in the United States in 1990. The Peer Group Index has been weighted based on market capitalization.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

  The following tables set forth information as at May 30, 1995 as to the holders known to Ampal to beneficially own more than 5% of any class of voting securities of Ampal and, as to all directors and officers as a group, concerning the beneficial ownership of any class of equity securities of Ampal. For purposes of computation of the percentage ownership of Class A Stock set forth in the table, conversion of any 4% Cumulative Convertible Preferred Stock (the "4% Preferred Stock") and 6-1/2% Cumulative Convertible Preferred Stock (the "6-1/2% Preferred Stock") owned by such beneficial owner has been assumed, without increasing the number of shares of Class A Stock outstanding by amounts arising from possible conversions of convertible securities held by shareholders other than such beneficial owner. As at May 30, 1995, there were outstanding 20,840,714 shares of Class A Stock of the Company and 3,000,000 shares of Common Stock. In addition, there were outstanding 1,100,213 non-voting shares of 6-1/2% Preferred Stock (each convertible into 3 shares of Class A Stock) and 205,085 non-voting shares of 4% Preferred Stock (each convertible into 5 shares of Class A Stock).

Certain Beneficial Owners

Name and Address                         Amount and Nature          Percent
of Beneficial Owner   Title of Class  of Beneficial Ownership     of Class (1)
- -------------------   --------------  -----------------------     ------------
Bank Hapoalim B.M.    Class A Stock      10,500,991 shs. (2)       49.5% (2)
50 Rothschild Blvd.   Common Stock        3,000,000 shs.            100%
Tel Aviv, Israel

(1) Based upon number of shares outstanding as of May 30, 1995.
(2) As reported by Hapoalim B.M. on Form 4 - Statement of Changes in Beneficial Ownership filed with the Securities and Exchange Commission on or about March 5, 1992. Assumes conversion of 122,536 shares of 6-1/2% Preferred Stock and 3,350 shares of 4% Preferred Stock.


Security Ownership Of Management

  The following table sets forth information as at May 30, 1995 as to each class of equity securities of Ampal, its parent or any of its subsidiaries beneficially owned by each director and officer of Ampal and by all directors and officers of Ampal as a group. The directors and officers of Ampal individually and as a group do not own in excess of 1% of the equity securities of Ampal's parent or any of Ampal's subsidiaries. All ownerships are direct unless otherwise noted. The table does not include directors who do not own any such shares:

Ampal-American Israel Corporation
CLASS A STOCK
                                    Amount and Nature
  Name                           of Beneficial Ownership
  ----                           -----------------------
  Michael Arnon                         7,500(1)
  Stanley I. Batkin                    15,000(2)
  Harry B. Henshel                      8,000(2)
  Irwin Hochberg                        3,000(3)
  Herbert Kronish                       1,000(4)
  Lawrence Lefkowitz                   10,700(5)
  Michael K. Marks                      1,500
  Moshe Mor                             1,000
  Eitan Raff                            5,000(2)
  Shlomo Recht                          2,000
  Leon Riebman                         29,600(2)
  Evelyn Sommer                         5,000(2)
                                       ------
All Directors and Officers as a Group  89,300(6)

WARRANTS TO PURCHASE
  CLASS A STOCK

                                    Amount and Nature
  Name                           of Beneficial Ownership
  ----                           -----------------------

  Harry B. Henshel                     14,000
  Michael K. Marks                        500
                                       ------
All Directors and Officers as a Group  14,500


6-1/2% PREFERRED STOCK

                                    Amount and Nature
  Name                           of Beneficial Ownership
  ----                           -----------------------

  Lawrence Lefkowitz                    7,225(7)
                                        -----
All Directors and Officers as a Group   7,225



Bank Hapoalim B.M.
ORDINARY SHARES

                                    Amount and Nature
  Name                           of Beneficial Ownership
  ----                           -----------------------

  Arie Abend                          187,720
  Michael Arnon                        83,300
  Yaacov Elinav                       183,970
  Shimon Ravid                        190,610
  Shlomo Recht                        128,810
                                      -------
All Directors and Officers as a Group 774,410


(1) Includes options to purchase 7,500 shares of Class A Stock issuable upon the exercise of currently exercisable stock options.
(2) Includes options to purchase 5,000 shares of Class A Stock issuable upon the exercise of currently exercisable stock options.
(3) Includes 1,000 shares held of record by Mr. Hochberg's wife.
(4) Mr. Kronish and his wife share voting and investment power over the shares.
(5) Includes 8,700 shares of Class A Stock held by a trust under an estate as to which Mr. Lefkowitz is co-personal representative.
(6) Includes options to purchase 32,500 shares of Class A Stock issuable upon the exercise of currently exercisable stock options.
(7)Includes 4,800 shares of 6-1/2% Preferred Stock held by a trust under an estate as to which Mr. Lefkowitz is co-personal representative.

                 TRANSACTIONS WITH RELATED PARTIES

  The Board of Directors of Ampal maintains a Related Party Transactions Committee comprised of independent directors which, on an annual basis, reviews and passes upon the fairness of any business dealings and arrangements (other than borrowings on then prevailing market terms or deposits made in the ordinary course of business) between the Company and Hapoalim or any other affiliated party. If the Committee determines that such dealings are no longer in the Company's best interests or involve terms less advantageous to the Company than could be obtained from unaffiliated third parties, Ampal will use its best efforts to modify or discontinue such arrangements. With certain exceptions, the Company may not enter into transactions with Hapoalim or its affiliates, or any officer, director or principal stockholder of the Company, without first obtaining the approval of the Related Party Transactions Committee.

  The management of the Company believes that all of the following transactions were done on terms which were no less advantageous to the Company than could have been obtained from unaffiliated third parties.

  The Company borrows and receives deposits from Hapoalim and its subsidiaries. During 1994 the largest amount of such indebtedness outstanding at any one time was $40,257,000. The amount of interest expense paid by the Company to Hapoalim was $3,314,000. Additionally, the Company makes loans to and maintains deposits with Hapoalim and its subsidiaries. The largest amount of such loans and deposits at any one time during 1994 was $104,241,000 and interest income thereon was $6,898,000. As of December 31, 1994, the amount of borrowings and deposits from Hapoalim and its subsidiaries was $20,550,000 and the amount of loans to and deposits with Hapoalim and its subsidiaries was $79,281,000. Ampal is the beneficiary of a $2 million committed line of credit from Hapoalim which expires in October 1995. Borrowings under this line of credit bear interest at a variable rate of interest equal to LIBOR plus 1/2%. Such loans and borrowings are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third persons and, in the opinion of the management of the Company, do not involve more than normal risk of collectibility or present other unfavorable features.

  Ampal subleases 4,936 square feet of office space leased by Hapoalim at 1177 Avenue of the Americas, New York City under a sublease which expires on August 30, 2009 and pays Hapoalim base rent of approximately $170,000 per year which commenced in September 1994, subject to escalation.

  Ampal had space located at 10 Rockefeller Plaza subleased until September 30, 1994 from Hapoalim. The rental payments for 1994 amounted to approximately $134,000. Until November, 1990 Ampal occupied the entire floor, constituting 10,710 square feet. At that time, the sublease was modified to return 65% of that space to Hapoalim, which then subleased it to an unrelated party subject to Ampal's guarantee of total rent payments equivalent to the rent previously paid under Ampal's sublease in the event the third party defaulted. The third party did not, in fact, pay the full rental, prior to the expiration of its sublease and Hapoalim has sued it for collection of amounts due.

  The Company leases office space in various locations in the United States and Israel to Hapoalim and its subsidiaries in exchange for total annual rental payments of approximately $2,769,000. These lease transactions consist of the following:

  Hapoalim leases a portion of premises owned by Ampal located at 105 Arlozoroff Street, Tel Aviv under a lease which expires March 7, 2003, with annual rental payments based upon 11% of the cost of the property. In 1994 Ampal received $352,000 as rental payments for these premises.

  Hapoalim leases premises owned by Ampal (Israel) Ltd., an Ampal subsidiary, located at 111 Arlozoroff Street, Tel Aviv under a lease which expires on September 30, 2000, with annual rental payments based upon 10% of the value of the property linked to the CPI. In 1994, Ampal (Israel) received $234,000 as rental payments for these premises.

  Hapoalim leases two premises owned by Ampal Development (Israel) Ltd., an Ampal subsidiary, located at 65 Allenby Street and 99 Ben Yehuda Street, Tel Aviv. These leases expire December 31, 1996 (with options to extend the lease term through December 31, 2002) with annual rental payments based upon 10% of the value of the property linked to the CPI. In 1994, Ampal Development (Israel) received $357,000 as rental payments for these premises.

  Hapoalim leases two premises owned by Ampal Development (Israel) Ltd. located at 39 Shenker Street, Holon and 111 Yaffe Nof Street, Haifa. These leases expire on September 30, 2000, with annual rental payments approximately equal to

10% of the cost of the property linked to the CPI. In 1994, Ampal Development (Israel) received $773,000 as rental payments for these premises.

  Hapoalim leases two premises owned by Ampal Financial Services Ltd., an Ampal subsidiary, in Ramat Hasharon and Rosh Pina. These leases expire on September 30, 2000, with the annual rental payments based upon 10% of the cost of the premises, linked to the CPI. In 1994, Ampal Financial Services received $512,000 as rental payments for these premises.

  Hapoalim leases three premises owned by Nir Ltd., an Ampal subsidiary, two in Tel Aviv and one in B'nai Brak, with the annual rental payments based upon 10% of the cost of the premises, linked to the CPI. The lease on the premises in Tel Aviv expires on September 30, 2000, and the lease on the premises in B'nai Brak expires on July 10, 1997 (on June 10, 2002, if an option is exercised). In 1994, Nir received $400,000 as rental for these premises.

  Hapoalim leases an office building owned by Ampal located at 174 North Michigan Avenue, Chicago, Illinois. This lease expires in 2007 and provides for a net rental of $140,000 per year. At the conclusion of the term, Ampal has the option of requiring Hapoalim to purchase the building at its then fair market value. In 1994, Ampal received $140,000 as rental payments for these premises.

  In 1991, the Company agreed that its third lien on certain assets of Pri Ha'emek (Canned and Frozen Food) 88 Ltd., an Ampal subsidiary, would rank behind the lien of Hapoalim on those assets.

  The services of Mr. Lefkowitz are shared by Ampal and Hapoalim pursuant to an arrangement renewable semi-annually whereby Hapoalim reimburses Ampal for a portion of his compensation. In 1994, Hapoalim reimbursed Ampal $100,000 for the services of Mr. Lefkowitz under the arrangement.

                      SHAREHOLDERS' PROPOSALS

  Any holder of Class A Stock or Common Stock who wishes to submit a proposal to be presented at the next Annual Meeting of Shareholders must forward such proposal to the Secretary of the Company at the address in the Notice of Annual Meeting so that it is received by the Company no later than February 1, 1996, and comply with such rules as may be prescribed from time to time by the Securities and Exchange Commission regarding proposals of security holders.

                           OTHER MATTERS

  Representatives of Arthur Andersen LLP, whom Ampal has selected to be its independent public accountants, will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

  The management does not presently know of any other matters which will be brought before the Annual Meeting. If, however, other matters requiring the vote of the shareholders, not now known or contemplated, do properly come before the meeting or any adjournment thereof, it is the intention of the persons named to vote the proxies held by them in accordance with their judgment in such matters.



  Effective January 29, 1995 the Company purchased a Directors and Officers Liability policy in the amount of $10,000,000 issued by the National Union Fire Insurance Company. The cost of the policy, which expires January 29, 1996, was $320,000. This policy provides coverage to all of the officers and directors of the Company and those subsidiaries of which the Company owns more than 50% of the outstanding stock.


                                    By Order of the Board of Directors,

                                                MICHAEL K. MARKS
                                                     Secretary

June 1, 1995

   UPON REQUEST, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE MEETING A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR ITS MOST RECENT FISCAL YEAR. SUCH REQUEST SHOULD BE MADE TO THE SECRETARY OF THE COMPANY AT THE ADDRESS SHOWN ON THE ACCOMPANYING NOTICE OF ANNUAL MEETING.


                     AMPAL-AMERICAN ISRAEL CORPORATION                     PROXY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

     The undersigned hereby constitutes and appoints SHLOMO RECHT, LAWRENCE LEFKOWITZ and ALAN L. SCHAFFER, and each of them, as proxies with full power of substitution in each, to represent the undersigned and vote all shares of Class A Stock of the undersigned at the Annual Meeting of Shareholders of Ampal-American Israel Corporation to be held at the offices of Bank Hapoalim B.M., 1177 Avenue of the Americas, 14th Floor, New York, New York, on Thursday, July 6, 1995, at 9:00 A.M., and at any adjournments thereof as follows:

            (Continued, and to be signed and dated on reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. The election of directors
   FOR all
nominees below     WITHHOLD
  (except as      AUTHORITY
marked to the    to vote for
   contrary      all nominees   (Instruction: To withhold authority to vote for any individual nominee(s), print the name of
   below).          below.      such nominee(s) below.)

    / /              / /
                                ----------------------------------------------------------------------------------------------


CLASS A NOMINEES: H. Henshel, H. Kronish, E. Sommer.
COMMON/CLASS A NOMINEES: A. Abend, M. Arnon, S. Batkin, Y. Elinav, I. Hochberg, L. Lefkowitz, S. Ravid, S. Recht.

2. In their discretion, upon such other matters as may properly come before the meeting.

                                            This proxy must be signed exactly as
                                            name appears hereon. Executors,
                                            administrators, trustees, etc.,
                                            should give full title as such. If
                                            stock is held in name of joint
                                            holders, each should sign. If signer
                                            is a corporation, please sign full
                                            corporate name by authorized
                                            officer.
                                             Dated ______________________ , 1995

                                             ___________________________________
                                             (Signature)
                                             ___________________________________
                                             (Signature)
                                            Please complete, sign, date and
                                            mail this card promptly in the
                                            postage prepaid return envelope
                                            provided.

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"